EXHIBIT (d)(4)

John D. Thomas
 Vice President Finance/Treasurer

July 28, 2003

CONFIDENTIAL

Mr. Robert L. Collins
ECC International, Inc.
2001 West Oak Ridge Road
Orlando, FL 32809

RE:
INDICATION OF INTEREST
EXTENSION OF TIME

Dear Robert:

On June 26, 2003, Cubic and ECC entered into an Indication of Interest letter agreement. The second paragraph of that letter referred in Line 5 to a period of exclusivity in our arrangements which would last until August 1, 2003.

As you know, we have been diligently pursuing our due diligence investigation, but it will not be complete by August 1, 2003. We have discussed mutually continuing the period of exclusivity to August 8, 2003, and we have agreed to do so.

Therefore, this will confirm that the Representatives and ECC hereby agree with Cubic that the date of August 8, 2003, shall be substituted in Line 5 of the second paragraph of the letter of June 26, 2003, for the date of August 1, 2003.

Best regards,
/s/ JOHN D. THOMAS John D. Thomas Vice President Finance and Treasurer
Agreed to on behalf of ECC International, Inc., and its directors and executive officers:
/s/ ROBERT L. COLLINS	July 30, 2003
Robert L. Collins Chief Executive Officer ECC International, Inc.

9333 Balboa Ave., San Diego, CA 92123 • P.O. Box 85587, San Diego, CA 92186-5587
858-505-2989 • Fax 858-505-1548 • Email: jay.thomas@cubic.com
www.cubic.com • American Stock Exchange Symbol: CUB

August 6, 2003

CONFIDENTIAL

Mr. Robert L. Collins
ECC International, Inc.
2001 West Oak Ridge Road
Orlando, FL 32809

Re:
Indication of Interest
Extension of Time

Dear Robert:

On June 26, 2003 Cubic and ECC entered into an Indication of Interest letter agreement. The second paragraph of that letter referred, in line 5, to a period of exclusivity in our arrangements which would last until August 1, 2003. On July 28, 2003 we extended that time period to August 8, 2003.

As you know, we have been diligently pursuing our due diligence investigation, but it will not be complete by August 8th. We have discussed mutually continuing the period of exclusivity to August 15th, and we have agreed to do so.

Therefore, this will confirm that the Representatives and ECC hereby agree with Cubic that the date of August 15, 2003 shall be substituted in line 5 of the second paragraph of the letter of June 26, 2003 for the date of August 8, 2003.

Best regards,
/s/ JOHN D. THOMAS John Thomas Vice President, Finance
Agreed to on behalf of ECC International, Inc. and its directors and executive officers:
/s/ ROBERT L. COLLINS	August 8, 2003
Robert L. Collins Chief Executive Officer ECC International, Inc.

9333 Balboa Ave., San Diego, CA 92123 • P.O. Box 85587, San Diego, CA 92186-5587
858-277-6780 • Fax 858-277-1878
www.cubic.com • American Stock Exchange Symbol: CUB

August 6, 2003

CONFIDENTIAL

Mr. Robert L. Collins
ECC International, Inc.
2001 West Oak Ridge Road
Orlando, FL 32809

Re:
Indication of Interest
Extension of Time

Dear Robert:

On June 26, 2003 Cubic and ECC entered into an Indication of Interest letter agreement. The second paragraph of that letter referred, in line 5, to a period of exclusivity in our arrangements which would last until August 1, 2003. On July 28, 2003 we extended that time period to August 8, 2003.

As you know, we have been diligently pursuing our due diligence investigation, but it will not be complete by August 8th. We have discussed mutually continuing the period of exclusivity to August 20th, and we have agreed to do so.

Therefore, this will confirm that the Representatives and ECC hereby agree with Cubic that the date of August 15, 2003 shall be substituted in line 5 of the second paragraph of the letter of June 26, 2003 for the date of August 8, 2003.

Best regards,
/s/ JOHN D. THOMAS John Thomas Vice President, Finance
Agreed to on behalf of ECC International, Inc. and its directors and executive officers:
/s/ ROBERT L. COLLINS	August 8, 2003
Robert L. Collins Chief Executive Officer ECC International, Inc.

9333 Balboa Ave., San Diego, CA 92123 • P.O. Box 85587, San Diego, CA 92186-5587
858-277-6780 • Fax 858-277-1878
www.cubic.com • American Stock Exchange Symbol: CUB